EXHIBIT 23.1

CONSENT OF MOSS ADAMS LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8), pertaining to the registration of 8,048,291 shares of common stock of AltiGen Communications, Inc., of our report dated December 29, 2008, relating to the consolidated financial statements of AltiGen Communications, Inc. for the year ended September 30, 2008, included in the Annual Report of AltiGen Communications, Inc. (Form 10-K) for the year ended September 30, 2008, filed with the Securities and Exchange Commission.

/s/ MOSS ADAMS LLP

San Francisco, California
June 26, 2009